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                                                                   Exhibit 10.16


                            INDEMNIFICATION AGREEMENT
                            -------------------------

         This Indemnification Agreement ("Agreement") is between Anheuser-Busch,
 Incorporated ("ABI") and                         (the "Indemnitee").
                          -----------------------

         WHEREAS, Indemnitee is a director or an officer of ABI and ABI is a direct subsidiary of Anheuser-Busch Companies, Inc. ("A-BC").

         WHEREAS, ABI has determined that the service by Indemnitee as a director of other corporations, partnerships, joint ventures, trusts, employee benefit plans or other enterprises is beneficial to Indemnitee in the performance of his duties and obligations as a director or an officer of ABI.

         WHEREAS, at the request of ABI, Indemnitee has agreed to serve as a director or member of other governing body of other corporations, partnerships, joint ventures, trusts or other enterprises as may be specified from time to time by the board of directors of ABI or by an officer authorized by the board of directors of ABI (each, a "Company," collectively the "Companies");

         WHEREAS, both ABI and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors of other corporations, partnerships, joint ventures, trusts or other enterprises in today's environment;

         WHEREAS, in recognition of Indemnitee's need for substantial protection against personal liability in order to enhance Indemnitee's continued service to ABI in an effective manner, and in order to induce Indemnitee to serve as a director or member of other governing body of the Companies, ABI wishes to provide in this Agreement for the indemnification of and advancing of expenses to Indemnitee.

         NOW, THEREFORE, in consideration of the foregoing premises and respective representations, warranties, covenants and agreements, and upon the terms and subject to the conditions hereinafter set forth, and intending to be legally bound hereby, the parties do hereby agree as follows:

         1. Certain Definitions:
            -------------------

            (a) Change of Control: shall be deemed to have occurred if (i)
                -----------------
                any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of A-BC or a corporation owned directly or indirectly by the stockholders of A-BC in substantially the same proportions as their ownership of stock of A-BC, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of



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                securities of A-BC representing 20% or more of the total
                voting power represented by A-BC's then outstanding Voting Securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of A-BC and any new director whose election by the Board of Directors or nomination for election by A-BC's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority thereof, or (iii) the stockholders of A-BC approve a merger or consolidation of A-BC with any other corporation, other than a merger or consolidation which would result in the Voting Securities of A-BC outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of A-BC or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of A-BC approve a plan of complete liquidation of A-BC or an agreement for the sale or disposition by A-BC (in one transaction or a series of transactions) of all or substantially all of A-BC's assets.

            (b) Claim: any threatened, pending or completed action,
                -----
                suit or proceeding, or any inquiry, hearing or investigation, whether conducted by a Company or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other.

            (c) Expenses: include attorneys' fees and all other costs,
                --------
                expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal) any Claim relating to any Indemnifiable Event, or preparing to defend, be a witness in or participate in any Claim relating to any Indemnifiable Event.

            (d) Indemnifiable Event: any event or occurrence related to
                -------------------
                the fact that Indemnitee is or was a director or member of other governing body of a Company, or by reason or anything done or not done by Indemnitee in such capacity.

            (e) Potential Change of Control: shall be deemed to have occurred
                ---------------------------
                if (i) A-BC enters into an agreement or arrangement, the consummation of which would result in the occurrence of a Change in Control; (ii) any person (including A-BC) publicly announces an intention to take or to consider taking actions which if consummated would constitute a

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                Change of Control; (iii) any person, other than a trustee or other fiduciary holding securities under an employee benefit plan of A-BC acting in such capacity or a corporation owned, directly or indirectly, by the stockholders of A-BC in substantially the same proportions as their ownership of stock of A-BC, who is or becomes the beneficial owner, directly or indirectly, of securities of A-BC representing 10% or more of the combined voting power of A-BC's then outstanding Voting Securities, increases his beneficial ownership of such securities by 5% or more over the percentage so owned by such person on the date hereof; or
                (iv) the Board of Directors of ABI adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

            (f) Reviewing Party: any appropriate person or body
                ---------------
                consisting of the member or members of ABI's Board of Directors who are not parties to the particular Claim for which Indemnitee is seeking indemnification, independent legal counsel selected by such directors or the shareholders of ABI.

            (g) Voting Securities: any securities of A-BC which vote
                -----------------
                generally in the election of directors.

         2. Basic Indemnification Arrangement.
            ---------------------------------

            (a) In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, ABI shall, subject to the limitations described in this Agreement, indemnify Indemnitee, as soon as practicable but in any event no later than 30 days after written demand is presented to ABI, against any and all Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties or amounts paid in settlement) of such Claim and any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement (including the creation of the Trust). Notwithstanding anything in this Agreement to the contrary and except as provided in Section 5, prior to a Change in Control Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Claim initiated by Indemnitee against ABI or any director or officer of ABI, or against A-BC or any director or officer of A-BC, unless ABI has joined in or consented to the initiation of such Claim. If so requested by Indemnitee, ABI shall advance (within two business days of such request) any and all Expenses to Indemnitee (an "Expense Advance").

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            (b) Notwithstanding the foregoing, (i) the obligations of
                ABI under Section 2(a) shall be subject to the condition that the Reviewing Party shall not have determined that Indemnitee would not be permitted to be indemnified under applicable law, (ii) the obligation of ABI to make an Expense Advance pursuant to Section 2(a) shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that the Indemnitee would not be permitted to be so indemnified under applicable law, ABI shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse ABI) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse ABI for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed) and (iii) ABI's indemnification obligations under this Agreement (except for any liability imposed by Section 5 hereof), shall be subject to such limitations, monetary or otherwise, as may be set forth from time to time by resolutions of the board of directors of ABI. Indemnitee's obligation to reimburse ABI for Expense Advances shall be unsecured and no interest shall be charged thereon. If there has not been a Change in Control, the Reviewing Party shall be selected by the Board of Directors of ABI and if there has been such a Change in Control (other than a Change in Control which has been approved by a majority of A-BC's Board of Directors who were directors immediately prior to such Change in Control), the Reviewing Party shall be the special, independent counsel referred to in Section 3 hereof. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in any court in the State of Missouri having subject matter jurisdiction thereof and in which venue is proper, seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, and ABI hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on ABI and Indemnitee.

         3. Change in Control. ABI agrees that if there is a Change in Control
            -----------------
of A-BC (other than a Change in Control which has been approved by a majority of A-BC's Board of Directors who were directors immediately prior to such Change in Control) then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity

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payments and Expense Advances under this Agreement or any other agreement or under applicable law or ABI's Articles of Incorporation or Bylaws now or hereafter in effect relating to Claims for Indemnifiable Events, ABI shall seek legal advice only from special, independent counsel selected by Indemnitee and approved by ABI (which approval shall not be unreasonably withheld), and who has not otherwise performed services for ABI within the last 10 years (other than in connection with such matters) or Indemnitee. Such independent counsel shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either ABI or Indemnitee in an action to determine Indemnitee's rights under this Agreement. Such counsel, among other things, shall render its written opinion to ABI and Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law. ABI agrees to pay the reasonable fees of the special, independent counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or the engagement of special, independent counsel pursuant hereto.

         4. Establishment of Trust. In the event of a Potential Change in
            ----------------------
Control, ABI shall, upon written request by Indemnitee, create a Trust for the benefit of the Indemnitee and from time to time upon written request of Indemnitee shall fund such Trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for and defending any Claim relating to an Indemnifiable Event, and any and all judgments, fines, penalties and settlement amounts of any and all Claims relating to an Indemnifiable Event from time to time actually paid or claimed, reasonably anticipated or proposed to be paid. The amount or amounts to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by the Reviewing Party, in any case in which the special, independent counsel referred to above is involved. The terms of the Trust shall provide that upon a Change in Control (i) the Trust shall not be revoked or the principal thereof invaded, without the written request of the Indemnitee, (ii) the Trustee shall advance, within two business days of a request by the Indemnitee, any and all Expenses to the Indemnitee (and the Indemnitee hereby agrees to reimburse the Trust under the circumstances under which the Indemnitee would be required to reimburse ABI under Section 2(b) of this Agreement), (iii) the Trust shall continue to be funded by ABI in accordance with the funding obligation set forth above, (iv) the Trustee shall promptly pay the Indemnitee all amounts for which the Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise, and (v) all unexpended funds in such Trust shall revert to ABI upon a final determination by the Reviewing Party or a court of competent jurisdiction, as the case may be, that the Indemnitee has been fully indemnified under the terms of this Agreement. The Trustee shall be chosen by the Indemnitee. Nothing in this
Section 4 shall relieve ABI of any of its obligations under this Agreement. All income earned on the assets held in the Trust shall be reported as income by ABI for federal, state, local, and foreign tax purposes.

         5. Indemnification for Additional Expenses. ABI shall indemnify
            ---------------------------------------
Indemnitee against any and all expenses (including attorneys' fees) and, if requested by Indemnitee,

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shall (within two business days of such request) advance such expenses to
Indemnitee, which are incurred by Indemnitee in connection with any claim asserted against or action brought by Indemnitee for (i) indemnification or advance payment of Expenses by ABI under this Agreement or any other agreement or under the Bylaws or resolutions of ABI now or hereafter in effect relating to Claims for Indemnifiable Events and/or (ii) recovery under any directors' and officers' liability insurance policies maintained by ABI or A-BC, in each case under (i) or (ii) regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance Expense payment or insurance recovery, as the case may be.

         6. Partial Indemnity, Etc.
            -----------------------

            (i) If Indemnitee is entitled under any provision of this Agreement to indemnification by ABI for some or a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement of a Claim but not, however, for all of the total amount thereof, ABI shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

            (ii) Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

            (iii) In connection with any determination by the Reviewing
         Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on ABI to establish that Indemnitee is not so entitled.

         7. No Presumption. For purposes of this Agreement, the termination of
            --------------
any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

         8. Exclusivity, Etc. The rights of the Indemnitee described hereunder
            -----------------
and under ABI's Bylaws and resolutions shall be Indemnitee's exclusive rights for indemnification for Indemnifiable Events, notwithstanding any additional rights that might be provided otherwise, including pursuant to ABI's Articles of Incorporation or the General and Business Corporation Law of Missouri. Indemnitee hereby acknowledges the exclusivity of this Agreement, ABI's Bylaws and resolutions waives any such additional rights and agrees that his right to indemnification from ABI shall be limited as described by this Agreement, ABI's Bylaws and resolutions.

         9. Liability Insurance. To the extent ABI or ABC maintains an insurance
            -------------------
policy or policies providing directors' and officers' liability insurance applicable to Indemnitee,

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Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available to Indemnitee. Nothing in this section shall limit or prevent ABI's ability to make claims or seek reimbursement under any such policy.

         10. Period of Limitations. ABI's right under this Agreement for
             ---------------------
reimbursement of any amounts paid by it hereunder shall expire unless ABI provides notice to Indemnitee requesting such reimbursement within two years after ABI has reasonable notice of its right to seek reimbursement.

         11. Amendments, Etc. No supplement, modification or amendment of this
             ----------------
Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

         12. Subrogation. In the event of payment under this Agreement, ABI
             -----------
shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee against any other party, including the Companies, and Indemnitee shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable ABI effectively to bring suit to enforce such rights.

         13. No Duplication of Payments. ABI shall not be liable under this
             --------------------------
Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, from any Company or otherwise) of the amounts otherwise indemnifiable hereunder.

         14. Binding Effect, Etc. This Agreement shall be binding upon and inure
             --------------------
to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of ABI, spouses, heirs, and personal and legal representatives. ABI shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of ABI, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that ABI would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director or officer of ABI or of any Company.

         15. Severability. The provisions of this Agreement shall be severable
             ------------
in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions

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of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

         16. Governing Law. This Agreement shall be governed by and construed
             -------------
and enforced in accordance with the laws of the State of Missouri applicable to contracts made and to be performed in such State without giving effect to the principles of conflicts of laws.

         17. Termination. At the option of ABI, ABI may terminate this Agreement
             -----------
and its obligations hereunder or may amend this Agreement by eliminating any entity previously specified as a "Company", in each case by written notice to the Indemnitee delivered to his address as recorded upon the records of ABI. Upon receipt by Indemnitee of such notice, ABI's obligations shall be terminated or amended as described in such notice; provided that such termination or amendment shall not limit the rights of the Indemnitee or the obligations of ABI with respect to any Indemnifiable Event occurring prior to such termination or amendment.

         18. Rights Against A-BC. Indemnitee agrees and acknowledges that it
             -------------------
shall not be entitled to any right of indemnity against Anheuser-Busch Companies, Inc. ("A-BC") with respect to any Indemnifiable Event arising after the effective date hereof.

         19. Mutual Agreement to Arbitrate Claims. The Mutual Agreement to
             ------------------------------------
Arbitrate Claims between A-BC and the Indemnitee shall not apply to any claim or controversy relating to the subject matter of this Agreement.

         20. Effective Date. The effective date of this Agreement shall be
             --------------
              and the obligations and rights of the parties hereto shall
-------------
commence as of              .
               -------------

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered
this Agreement as of              .
                     -------------

                                     ANHEUSER-BUSCH, INCORPORATED


                                     By:
                                        -----------------------------------
                                     Title:



                                     --------------------------------------
                                     [Indemnitee Name]



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